Exhibit 10.1

EXECUTION VERSION

GOVERNANCE, STANDSTILL AND VOTING AGREEMENT

This Governance, Standstill and Voting Agreement (this “Agreement”), dated as of January 26, 2026, is by and among (A) Liberty 77 Capital L.P., a Delaware limited partnership, Liberty 77 Fund L.P., a Cayman Islands exempted limited partnership and Liberty 77 Fund International L.P., a Cayman Islands exempted limited partnership (each, a “Liberty Party,” and together, the “Liberty Parties”), (B) MHR Fund Management LLC, a Delaware limited liability company (“Mammoth”) and the affiliated funds of Mammoth that are party hereto (the “Mammoth Funds” and, together with Mammoth, the “Mammoth Parties”), and (C) Lionsgate Studios Corp., a British Columbia corporation (the “Company”). The Liberty Parties and the Mammoth Parties are each sometimes referred to herein as an “Investor Party” and collectively as the “Investor Parties”. In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Liberty Parties, the Mammoth Parties and the Company agree as follows:

1. Board Matters.

(a) New Liberty Director Appointment. The Company agrees with the Liberty Parties that, effective on or around January 26, 2026, the Board of Directors of the Company (the “Board”) shall take such actions as are necessary in accordance with the Company’s articles (the “Articles”) and the Business Corporations Act, S.B.C. 2002, c. 57 (the “BCBCA”) to appoint Steven T. Mnuchin as an additional director pursuant to section 14.8 of the Articles for an initial term lasting until the next annual meeting of stockholders of the Company (the “Next Annual Meeting”), and to set the size of the Board to eleven (11) directors for the Next Annual Meeting, and appoint Steven T. Mnuchin as one of the eleven (11) directors on the Board. The Liberty Parties acknowledge that, as of the date hereof, Mr. Mnuchin is able and willing to serve on the Board, and the Company acknowledges that Mr. Mnuchin has satisfied the Nomination Qualifications (as defined below). The Next Annual Meeting is currently anticipated to occur during the month of March 2026. Each annual meeting after the Next Annual Meeting shall be referred to herein as a “Subsequent Annual Meeting”. The term “New Liberty Director” as used in this Agreement, shall mean any individual (including Steven T. Mnuchin) designated for appointment or election to the Board by the Liberty Parties pursuant to and in accordance with the terms of this Agreement. For the avoidance of doubt, in no event shall more than one New Liberty Director serve as a Board member at any time.

(b) Nomination of New Liberty Director. The Company agrees with the Liberty Parties (subject to clause 1(f) below) that, provided that a New Liberty Director is able and willing to serve on the Board and satisfies the Nomination Qualifications:

(i) the Company will include one New Liberty Director in the Company’s slate of nominees to stand for election as a director of the Board at the Next Annual Meeting and each Subsequent Annual Meeting;

(ii) the Board will recommend that the stockholders of the Company vote to elect that one New Liberty Director as a director of the Company at the Next Annual Meeting and each Subsequent Annual Meeting;

(iii) the Company will use such efforts (which will include the solicitation of proxies) to obtain the election of that one New Liberty Director at the Next Annual Meeting and each Subsequent Annual Meeting as are substantially the same as its efforts to obtain the election of the other director nominees of the Company with respect to such annual meeting, but not less than reasonable best efforts.

If, as a result of death, disability, retirement, resignation or removal (with or without cause), there shall exist or occur any casual vacancy of a seat on the Board previously occupied by a New Liberty Director, the Liberty Parties shall have the right (but be under no obligation) to designate another individual and, provided such individual complies with the Nomination Qualifications, the Board shall take such actions as are necessary to promptly appoint such individual to the Board as a New Liberty Director, to fill such vacancy and serve as a director on the Board pursuant to the terms and conditions hereof, including Section 1(d) hereof.

(c) [Reserved.]

(d) Nomination Qualifications. As a condition to the New Liberty Director’s appointment to the Board as provided in the last paragraph of Section 1(b) above, and any nomination of such individual for election as a director at any annual meeting of stockholders of the Company as provided in Section 1(b)(i) above: (i) such individual must (1) be approved for recommendation to the stockholders by the Board following its receipt of the information contemplated in clause (ii) below, such approval to be subject to the fiduciary duties of the members thereof, it being agreed that (x) the Board has, subject to the execution and delivery of this Agreement by all parties, approved Steven T. Mnuchin as the New Liberty Director to stand for election as a director of the Board for the 2026 Annual Meeting, and (y) in the event the Board does not approve the New Liberty Director to stand for election as a director of the Board at a Subsequent Annual Meeting, then the Liberty Parties shall have the right to designate additional individuals until one of such individuals is approved, and (2) meet all other qualifications required for service as a director set forth in (x) the BCBCA, the Articles and, (y) the Company’s Corporate Governance Guidelines (as currently in effect, and as such Articles and Corporate Governance Guidelines may be amended from time to time by the Company to comply with applicable law, rules and regulations, including stock exchange rules and guidelines or with the approval of the New Liberty Director by affirmative vote as a Board member, and as the BCBCA may be amended from time to time (the “Articles and Guidelines”); and (ii) the Liberty Parties will cause the New Liberty Director to provide any information the Company reasonably requests, including information required to be disclosed in a proxy statement, proxy circular or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance or legal obligations, and to consent to appropriate background checks, to the extent, in each case, consistent with the information and background checks required by the Company with respect to other members of the Board (each of the foregoing in (i) and (ii), the “Nomination Qualifications”). For the avoidance of doubt, the Company acknowledges and agrees that the New Liberty Director may, at the Liberty Parties’ discretion, be an existing director, officer, employee or consultant of the Liberty Parties; provided, that such New Liberty Director complies with the Nomination Qualifications.

(e) Company Policies. The Company and the Liberty Parties acknowledge that the New Liberty Director, upon appointment or election to the Board, will be governed by the same protections and obligations regarding confidentiality, fiduciary duties, trading and disclosure policies, and other policies of the Company that are applicable to all other directors of the Company in their capacities as such, as currently in effect, as such policies may be amended from time to time by the Company to comply with applicable law, rules and regulations, including stock exchange rules and guidelines or with the approval of the New Liberty Director (not to be unreasonably withheld), by affirmative vote as a Board member (collectively, “Company Policies”). The Liberty Parties agree that the New Liberty Director, if appointed or elected to the Board, will comply with the Company Policies.

(f) Limitation of Appointment Right; Termination. The Company’s obligations under this Section 1 shall automatically terminate, and the Liberty Parties shall have no rights under this Section 1, upon the earliest of such time as: (i) the Liberty Parties cease to beneficially own a “net long position” of at least five percent (5%) (the “Minimum Ownership Threshold”) of the then outstanding Common Shares, (ii) the Liberty Parties cease to have the exclusive right and power to vote at least five percent (5%) of the then outstanding Common Shares, (iii) the Liberty Parties cease to have the exclusive right and power to dispose of at least five percent (5%) of the then outstanding Common Shares, (iv) the Liberty Parties cease to have beneficial ownership of at least five percent (5%) of the then outstanding Common Shares, (v) the Liberty Parties cease to have aggregate economic exposure to at least five percent (5%) of the then outstanding Common Shares, or (vi) any Liberty Party or other Restricted Person (as defined below) breaches this Agreement in any material respect (and, if curable, fails to cure such breach within ten (10) days of written notice thereof); provided that the parties acknowledge and agree that any breach of the Liberty Parties obligations under Section 3(a) are material and not curable) (the occurrence of any event described in clauses (i) through (vi) above, a “Liberty Director Termination Event”). In each case, if the New Liberty Director is on the Board, he or she shall, within forty-eight (48) hours of the occurrence of any Liberty Director Termination Event, deliver his written resignation to the Board effective immediately upon delivery, and the Liberty Parties agree to cause, and agree to cause their respective Affiliates to cause, the New Liberty Director to immediately resign from the Board if he fails to so resign if and when required pursuant to this Section 1(f), it being understood that the Company will be entitled to treat such person’s term as a director as having ended upon, and such person’s term as a director shall for all purposes be deemed to have ended upon, the occurrence of any Liberty Director Termination Event.

(g) New Liberty Director Resignation or Removal. If, at any time, the New Liberty Director that is on the Board fails in any material respect (and, if curable, fails to cure such failure within ten (10) days of written notice thereof) to (i) comply with the Company Policies or (ii) meet the requirements of the Articles and Guidelines, such new Liberty Director shall promptly offer to resign (subject to the Board’s acceptance of such offer to resign) and, if he/she does not offer to resign within two (2) business days following any such failure, may be removed by the Board. Upon the effective date of any such resignation or removal, as the case may be, the casual vacancy created by such resignation or removal may be filled by a nominee of the Liberty Parties made in accordance with the last paragraph of Section 1(b) above.

2. Standstill.

(a) With respect to the Liberty Parties and the Mammoth Parties, from the date of this Agreement until the date that is one year after the later of: (x) the first date after the appointment of Steven Mnuchin to the Board (which the Company shall cause to occur on the date hereof) that Steven Mnuchin is not serving on the Board (including, for the avoidance of doubt, because of death, disability, retirement, resignation or removal (with or without cause)); and (y) the date that no successor New Liberty Director that is designated for appointment or election in accordance with this Agreement is serving on the Board (the “Restricted Period”) (for clarity, in the event that any New Liberty Director ceases to serve on the Board (a “Departing New Liberty Director”), and the replacement for such Departing New Liberty Director is thereafter appointed or elected in accordance with this Agreement, the reference in clause (y) to “the date” shall not refer to the date that the Departing New Liberty Director ceased to serve on the Board), such Investor Party shall not, and shall cause its Affiliates and its and their respective Representatives acting on their behalf or at their direction (collectively with the applicable Investor Party, the “Restricted Persons”) not to, directly or indirectly:

(i) acquire, or offer or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, record or beneficial ownership of, or economic exposure to, any securities of the Company or any of its Subsidiaries or rights or options to acquire any securities of the Company or any of its Subsidiaries, or engage in any swap or hedging transactions or other derivative agreements or arrangements of any nature with respect to any securities of the Company or any of its Subsidiaries, in each case, if such acquisition, offer, agreement, transaction or arrangement would result, if consummated, in the Investor Party and any third party directed by, or acting in concert with such Investor Party, together with such Investor Party’s Controlled Affiliates, having, in the aggregate, (a) either beneficial ownership of, or economic exposure to, more than seventeen and one-half percent (17.5%) of the Common Shares or any other class of equity securities of the Company or its Subsidiaries outstanding at such time, or (b) any combination of any of the following that, in the aggregate, relates to more than seventeen and one-half percent (17.5%) of the Common Shares or any other class of equity securities of the Company or its Subsidiaries outstanding at such time: (x) beneficial ownership (where voting power is not decoupled from economic exposure), (y) voting power (if voting power is decoupled from economic exposure) and (z) economic exposure (if economic exposure is decoupled from voting power); provided, that the Liberty Parties and Mammoth may agree to a limitation that is greater than 17.5% and the same shall be effective at 5:00PM ET on the second (2nd) business day following the date of joint written notice from the Liberty Parties and Mammoth to the Company of such agreement;

(ii) make or submit any proposal for or with respect to, or offer of (in each case, with or without conditions), either alone or in concert with others, any tender offer, exchange offer, merger, amalgamation, consolidation, acquisition, business combination, recapitalization, restructuring, reorganization, liquidation, separation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries (including its Subsidiaries and joint ventures or any of their respective securities or assets) (each, an “Extraordinary Transaction”); provided that any negotiations, agreements (whether written or oral), proposals, arrangements, understandings, transactions or other activities by, between or among (x)(i) entities constituting any Mammoth Party or any of their respective Affiliates or any person who is, becomes or is seeking to become one of its or their respective limited partners, members or other owners, whether directly or indirectly, or (ii) entities constituting any Liberty Party or any of their respective Affiliates or any person who is, becomes or is seeking to become one of its or their respective limited partners, members or other owners, whether directly or indirectly, or (y) the Liberty Parties (or any of their respective Affiliates) and the Mammoth Parties (or any of their respective Affiliates) with one another (for the avoidance of doubt, which may include action in concert with others) (collectively, the “Exempted Investor Activities”), shall not be considered an Extraordinary Transaction and nothing in Section 2(a)(i) through Section 2(a)(xi) shall prohibit or restrict any action to proceed with, facilitate, engage in, finance, further or complete any Exempted Investor Activity; provided further, that if any person other than any Investor Party or any of their Restricted Persons commences a tender or exchange offer for securities of the Company or any or its Subsidiaries, or enters into a definitive agreement with the Company or any of its Subsidiaries for an Extraordinary Transaction (each, a “Third Party Extraordinary Transaction”), nothing in this Section 2(a)(ii) through 2(a)(xi) shall prohibit or restrict the Liberty Parties, the Mammoth Parties or any of their respective Affiliates (who are at such time otherwise in compliance with this Section 2(a) and Section 3 in all material respects), together with any of their respective Restricted Persons, from: (a) communicating with the Company or any of its Subsidiaries, its shareholders or any other Person regarding such Third Party Extraordinary Transaction, (b) opposing such Third Party Extraordinary Transaction, (c) making a competing proposal, either alone or in concert with others, with respect to an Extraordinary Transaction and consummating such Extraordinary Transaction in accordance with its terms (and if such transaction was available on substantially the same terms to all holders of Common Shares (which may exclude the proposing Investor Party and its Restricted Persons), then Section 2(a)(i) shall not apply to an acquisition of Common Shares or other securities as part of the consummation of such transaction), (d) soliciting proxies or consents in opposition to such Third Party Extraordinary Transaction, or in favor of such competing proposal, or (e) taking or refraining from taking such actions as are necessary or appropriate in order to proceed with, facilitate, engage in, finance, further or complete any of foregoing actions described in subclauses (a) through (d) of this proviso;

(iii) form, join, encourage or participate in or act in concert as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company or any of its Subsidiaries, provided, that this subsection (iii) shall not apply to any Exempted Investor Activities; provided further, that under no circumstances shall any of the Mammoth Parties or any of their respective Affiliates, on the one hand, and the Liberty Parties or any of their respective Affiliates, on the other hand, be deemed to have formed, joined, encouraged or participated in or acted in concert as a “group” (as defined in Section 13(d)(3) of the Exchange Act) solely for purposes of this Agreement, including this clause (iii);

(iv) enter into a voting trust, voting arrangement or voting agreement, or subject any securities of the Company or any of its Subsidiaries to any voting trust, voting arrangement or voting agreement, in each case other than (A) this Agreement, (B) that certain Investor Rights Agreement dated as of May 6, 2025 among Mammoth, Lionsgate Studios Holding Corp. (“LSHC”), Liberty Global Ventures Limited (“Liberty Global Ventures”) and Liberty Global Ltd. (“Liberty Global”) (as may be amended from the time to time, the “Investor Rights Agreement”), (C) that certain Voting Agreement dated as of May 6, 2025 among Mammoth, LSHC, Liberty Global Ventures, Liberty Global Ltd. and the Mammoth Funds (as defined therein) (as may be amended from time to time, the “Voting Agreement”), (D) granting proxies in solicitations approved by the Board, or (E) in connection with any Exempted Investor Activities;

(v) sell, offer or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights or economic exposure, in each case decoupled from the underlying Common Shares held by a Restricted Person;

(vi) (A) initiate, call or seek to call (publicly or otherwise), a special meeting of stockholders or any action by the written consent of the stockholders, (B) submit or present at any annual or special meeting of stockholders any proposal (binding or non-binding) for consideration for action by stockholders; or (C) engage in a “withhold the vote” or similar campaign; provided, that this subsection (vi) shall not apply to any Exempted Investor Activities;

(vii) (A) engage in any “solicitation” (as such term is used in the proxy rules of the SEC but including solicitations of ten (10) or fewer stockholders which would otherwise be excluded from the definition of “solicitation” pursuant to Rule 14a-2(b)(2) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or the Board or the stockholders of the Company or (B) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents or proposal; provided that this subsection (vii) shall not restrict or prohibit either Investor Party or any of their respective Affiliates from soliciting proxies or consents with respect to (a) any director designated/nominated by such Investor Party pursuant to this Agreement or the Investor Rights Agreement, (b) any matter that is proposed by the Company or pursuant to an Exempted Investor Activity or (c) any Third Party Extraordinary Transaction or competing proposal in accordance with Section 2(a)(ii);

(viii) vote in favor of any individual director or slate of directors that is not included in the Company’s recommended slate of directors, unless: (x) such individual director or slate of directors was nominated pursuant to an Exempted Investor Activity, or (y) such individual(s) not included in the Company’s recommended slate and those running in concert with such individuals(s) or as a slate, if elected, would constitute less than a majority of the members of the Board;

(ix) solicit proxies or consents in opposition to the New Liberty Director (as designated/nominated pursuant to and in accordance with this Agreement) or any Mammoth Directors (as defined below);

(x) publicly make any request to amend or waive the terms of this Section 2 (including this subclause); or

(xi) enter into any negotiations, agreements (whether written or oral), arrangements or understandings with any third party related to, or assist any third party in taking, any action that the Restricted Persons are prohibited from taking pursuant to this Section 2; provided, that this subsection (xi) shall not apply to any Exempted Investor Activities.

(b) Notwithstanding anything to the contrary in Section 2(a), if any person or group other than any Investor Party or any of their Restricted Persons initiates or publicly announces its intent to, or does initiate a proxy contest, solicitation, or other campaign to replace, remove or elect directors of the Company in opposition to the Company’s recommended slate of directors (each of the foregoing a “Hostile Action”), nothing in Section 2(a) shall prohibit or restrict the Liberty Parties, the Mammoth Parties or any of their respective Affiliates (who are at such time otherwise in compliance with Section 2(a) and Section 3 in all material respects), together with any of their respective Restricted Persons, from: (a) communicating with the Company and/or its shareholders regarding such Hostile Action; and (b) soliciting proxies or consents to oppose the Hostile Action; provided that no Investor Party or any of their Restricted Persons shall be permitted to propose any alternative slate of directors in response to any Hostile Action.

(c) Notwithstanding anything to the contrary in Section 2(a), the restrictions set forth in Section 2(a) shall terminate:

(i) for each of the Investor Parties if the Company breaches this Agreement in any material respect (and if curable, fails to cure such breach within ten (10) days of written notice thereof);

(ii) with respect to the New Liberty Parties if (x) the Company or any of its Subsidiaries enters into a definitive agreement with a third party for an Extraordinary Transaction and at such time the New Liberty Parties are not in breach of this Section 2, and (y) while such definitive agreement is in effect, the New Liberty Director resigns from the Board and the New Liberty Parties irrevocably waive in writing their rights under this Agreement to appoint any New Liberty Directors; or

(iii) with respect to the Mammoth Parties if (x) the Company or any of its Subsidiaries enters into a definitive agreement with a third party for an Extraordinary Transaction and at such time the Mammoth Parties are not in breach of this Section 2, and (y) while such definitive agreement is in effect, the Mammoth Directors resign from the Board and the Mammoth Parties irrevocably waive in writing their rights under the Investor Rights Agreement to appoint any Mammoth Directors.

For the avoidance of doubt, if the restrictions set forth in Section 2(a) terminate as a result of Section 2(c)(ii), the “Restricted Period” shall be deemed to continue for all other purposes of this Agreement (including Section 3 hereof) until the first anniversary after the date that the New Liberty Director resigns from the Board.

3. Voting Agreement.

(a) The Liberty Parties agree that, during the Restricted Period, the Liberty Parties shall, and shall cause each of its Affiliates to, (i) cause the Voting Securities then beneficially owned by the Liberty Parties and/or any of their Affiliates (other than Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) to be voted in favor of all Director designees/nominees of the Mammoth Parties and their Affiliates(as designated/nominated by Mammoth pursuant to and in accordance with the Mammoth Parties’ and their Affiliates rights under the Investor Rights Agreement, as such rights exist under the Investor Rights Agreement as in effect as of the date hereof (all such persons, the “Mammoth Directors”)) and (ii) not vote any of the Voting Securities beneficially owned by the Liberty Parties and/or any of their Affiliates (other than Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of the removal of any such Mammoth Directors; provided, that if the Mammoth Parties shall request in writing the removal of one or more of its Mammoth Directors, the Liberty Parties shall, and shall cause each of its Affiliates to, vote the Voting Securities beneficially owned by the Liberty Parties and/or any of their Affiliates (other than (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of such removal.

(b) The Mammoth Parties agree that during the Restricted Period, the Mammoth Parties shall, and shall cause each of its Affiliates to, (i) cause the Voting Securities then beneficially owned by the Mammoth Parties and/or any of their Affiliates (other than Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) to be voted in favor of the New Liberty Director designee/nominee (as designated/nominated by the Liberty Parties pursuant to and in accordance with Section 1 hereof), if any, and (ii) not vote any of the Voting Securities beneficially owned by the Mammoth Parties and/or any of their Affiliates (other than Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of the removal of the New Liberty Director designee/nominee (as designated/nominated by the Liberty Parties pursuant to and in accordance with Section 1 hereof), if any; provided, that if the Liberty Parties shall request in writing the removal of its Director designee/nominee, the Mammoth Parties shall, and shall cause each of its Affiliates to, vote the Voting Securities beneficially owned by the Mammoth Parties and/or any of their Affiliates (other than Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) to be voted in favor of such removal.

4. Confidentiality; Insider Trading Restrictions.

(a) The Company and the Liberty Parties agree that the New Liberty Director who is a member of the Board may provide Confidential Information of the Company to the Liberty Parties subject to, and solely in accordance with the terms of the Company Policies and this Section 4.

(b) Each Liberty Party acknowledges and agrees that it and its Affiliates shall not use any Confidential Information for any purpose other than the Liberty Parties’ investment in the Company (and, in that regard, shall ensure that any such permitted use by the Liberty Parties’ does not otherwise violate applicable law, rules and regulations, including stock exchange rules and guidelines) and shall not disclose any Confidential Information to any person, except that Confidential Information may be disclosed:

(A) to its officers, employees, directors and managers who need to know such information in connection with the performance of their duties;

(B) to the extent required by any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process to which the Liberty Party or any of its officers, employees and representatives is subject, or as may be required in connection with the assertion, prosecution or defense by such Liberty Party or any of its officers, employees and representatives of any claim, demand, action, suit or proceeding with respect to any matters related hereto; provided that the Liberty Party or its applicable officers, employees and representatives shall provide the Company with prompt notice of any such request, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Liberty Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company; and

(C) to the extent required to permit such Liberty Party or any of its officers, employees and representatives to comply with applicable law or applicable rules or regulations of any stock exchange on which securities of such Liberty Party or its and his Affiliates are listed; provided that the Liberty Party or its applicable officers, employees and representatives shall provide the Company with prior notice of any such required disclosure, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Liberty Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company.

(c) For purposes of this Agreement, “Confidential Information” means any nonpublic information received by any Liberty Party from the New Liberty Director concerning the Company, its Affiliates, or its or their respective financial condition, business, assets, operations or prospects; provided that “Confidential Information” does not include information that(i) is or was available to the Liberty Party on a non-confidential basis prior to its disclosure to the Liberty Party by the Company, (ii) is or becomes generally available to the public other than as a result of a disclosure by the New Liberty Director, a Liberty Party, its Affiliates, or its or their directors, officers, employees, counsel, investment advisers or other agents or representatives in violation of this Agreement, (iii) was or becomes available to the Liberty Party on a non-confidential basis from a source other than the Company, its Affiliates or any of its or their respective Representatives or agents or the New Liberty Director, which source is or was (at the time of receipt of the relevant information) not, to the best knowledge of the New Liberty

Director or the Liberty Parties (as applicable), bound by a confidentiality agreement or other confidentiality obligation with respect to such information, or (iv) is independently developed by the Liberty Party without violating any confidentiality agreement with, or other obligation of secrecy to, the Company. The Company acknowledges that Liberty will not be deemed to be in breach of this Agreement by reason of Liberty or its representatives retaining residuals of the Confidential Information and using such residuals in the ordinary course of business, provided that the foregoing does not constitute a license under any intellectual property rights and provided further that there is no disclosure of residuals to any third party. The term “residuals” means any information of a general nature, such as general knowledge, ideas, concepts, know-how, professional skills, work experience or techniques, that may be retained in the unaided memories of Liberty’s or its representatives employees who have accessed the Confidential Information pursuant to the terms of this Agreement which has not been reduced to a tangible form. For purposes of this Agreement, a person’s memory is unaided if the person has not intentionally memorized the Confidential Information, nor intentionally refreshed the person’s memory of the Confidential Information.

(d) The Liberty Parties acknowledge that they and their Affiliates are aware that United States and Canadian securities laws may restrict any person who has material, nonpublic information about a company from purchasing or selling any securities of such company while in possession of such information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. For the avoidance of doubt, the Liberty Parties may trade securities subject to and in compliance with the Company’s insider trading policies and applicable law.

5. Preemptive Rights, Registration Rights, and MFN. The Liberty Parties shall have pre-emptive rights consistent with those in Section 3 of the Investor Rights Agreement and registration rights consistent with that certain Registration Rights Agreement dated as of May 6, 2025. In addition, if on or after the date hereof, the Company or any of its subsidiaries enters into any legally binding contract, agreement, arrangement, or understanding (or any amendment thereto) with any shareholder of the Company (a “New Agreement”) relating to the nomination, designation, recommendation and election of directors, governance or registration rights, or other matters addressed by this Agreement, the Investor Rights Agreement, or the Voting Agreement, then the Company shall provide written notice thereof to each of the Liberty Parties and the Mammoth Parties (an “MFN Notice”) setting forth all such rights, conditions thereof and related obligations (the “New Agreement Rights and Obligations”). In the event either or both of the Liberty Parties or the Mammoth Parties, acting separately or jointly, determine that such terms are preferable, then either or both of the Liberty Parties or the Mammoth Parties, as the case may be, will notify the Company in writing within 20 days of receipt of such MFN Notice indicating that it elects to obtain and be subject to the New Agreement Rights and Obligations. Promptly after receipt of such notice, the Company shall enter into a separate agreement with each of the Liberty Parties and the Mammoth Parties (or their respective Affiliates, as appropriate) so electing, as the case may be, setting forth such New Agreement Rights and Obligations (which separate agreement shall supersede any existing applicable agreement between the Company and the Liberty Parties and/or the Mammoth Parties, as applicable, that relates to the matters covered by the New Agreement Rights and Obligations); provided, that the foregoing rights and entitlements of the Liberty Parties and the Mammoth Parties shall not apply to any such New

Agreement that is significantly related to the material acquisition of assets or securities of another company, the sale of all or substantially all of the assets of the Company, the sale of (or a substantial direct or indirect interest in) an operating subsidiary or division of the Company, or any other material business combination for the benefit of the Company and its shareholders as a whole, where the Company’s benefit from any such transaction significantly relates to the Company’s business and operations. Notwithstanding the foregoing, if, on or after the date hereof, the Company provides any “Triggering Shareholder” with benefits similar to those provided under this Agreement, including without limitation in respect of appointing or nominating the Triggering Shareholder or their representative to the Board, then the Company will be deemed to have entered into a New Agreement with such shareholder, the Company shall provide each of the Liberty Parties and the Mammoth Parties with an MFN Notice, and the New Agreement Rights and Obligations for purposes of this Section 5 shall consist of the benefits provided without any conditions or related obligations; provided that the foregoing shall not be applicable if such benefits are provided to such shareholder in connection with and are significantly related to the material acquisition of assets or securities of another company, the sale of all or substantially all of the assets of the Company, the sale of (or a substantial direct or indirect interest in) an operating subsidiary or division of the Company, or any other material business combination for the benefit of the Company and its shareholders as a whole, where the Company’s benefit from any such transaction significantly relates to the Company’s business and operations. As used herein, a “Triggering Shareholder” means any registered investment advisor or investment vehicle managed by a registered investment advisor (including any hedge fund, private equity fund, pension fund, mutual fund) that owns more than 10,000,000 Common Shares (as adjusted for stock splits, stock dividends, combinations, reorganizations or similar events). The Company agrees, for the benefit of the Mammoth Parties and the Liberty Parties, not to (x) provide any benefits to any “Triggering Shareholder” that would cause the Company to be deemed to have entered into a New Agreement with such Triggering Shareholder or (y) enter into a New Agreement, that would, in either instance, give rise to the obligation to deliver an MFN Notice, without the written consent of each of the Mammoth Parties and the Liberty Parties. Notwithstanding the foregoing, the Company shall not be required to tender an MFN Notice to the Liberty Parties, and the Liberty Parties shall not have any right to elect to obtain any New Agreement Rights and Obligations, on or after the date that the Liberty Parties own less than 20,000,000 Common Shares. Notwithstanding the foregoing, the Company shall not be required to tender an MFN Notice to the Mammoth Parties, and Mammoth Parties shall not have any right to elect to obtain any New Agreement Rights and Obligations, on or after the date that the Mammoth Parties and their respective Affiliates own less than 20,000,000 Common Shares.

6. Representations and Warranties of the Company. The Company represents and warrants to the Investor Parties as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

7. Representations and Warranties of the Investor Parties. Each Investor Party represents and warrants to the Company as follows: (w) such Investor Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (x) this Agreement has been duly and validly authorized, executed, and delivered by such Investor Party, constitutes a valid and binding obligation and agreement of such Investor Party and is enforceable against such Investor Party in accordance with its terms; (y) the execution, delivery and performance of this Agreement by such Investor Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Investor Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Investor Party is a party or by which it is bound; and (z) as of the date of this Agreement (i) each such Investor Party beneficially owns, directly or indirectly, only the number of Common Shares as described opposite its name on Schedule A to this Agreement and such schedule includes all Affiliates of each such Investor Party that own any securities of the Company beneficially or of record and reflects all Common Shares in which each such Investor Party has any interest or right to acquire, whether through derivative securities, voting agreements or otherwise and (ii) other than as disclosed herein, neither such Investor Party nor any of its Affiliates currently has, or currently has any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership, and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

8. Definitions. For purposes of this Agreement:

(a) the term “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that (i) none of the Company or its Affiliates or Representatives, on the one hand, and the Liberty Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be an “Affiliate” with respect to the other for purposes of this Agreement and (ii) none of the Company or its Affiliates or Representatives, on the one hand, and the Mammoth Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be an “Affiliate” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” of a Person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body;

(b) the terms “beneficial owner”, “beneficial ownership” and “beneficially own” have the meanings set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; provided that (i) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for purposes of this Agreement; and (ii) a Person shall also be deemed to be the beneficial owner of, without duplication, (a) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (b) all Common Shares which such Person has or shares the right to vote or dispose (provided, that no Investor Party or any of its Affiliates will be deemed to beneficially own Common Shares by virtue of this Agreement, the Investor Rights Agreement or the Voting Agreement), (c) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of any amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares, and (d) for the avoidance of doubt, all Common Shares that are the subject to a Hedging Transaction by such Person, except to the extent such Common Shares are deliver to the Hedging Counterparty in respect of (x) the settlement, termination or cancellation of such Hedging Transaction or (y) a foreclosure by the Hedging Counterparty; and provided, further, that no Investor Party or any of its Affiliates will be deemed to beneficially own Common Shares by virtue of (i) this Agreement, (ii) the Investor Rights Agreement, (iii) the Voting Agreement or (iv) any Exempted Investor Activities so long as such Investor Party does not have the right to vote or dispose of such Common Shares beneficially owned by another Person as a result such Exempted Investor Activities;

(c) the term “Common Share” means a common share without par value of the Company, and any other security into which such Common Shares may hereafter be converted or exchanged;

(d) the term “Company Securities” means (i) the Common Shares, (ii) securities convertible or exercisable into, or exchangeable for, Common Shares, (iii) any other Voting Securities, (iv) any other equity or equity-linked security issued by the Company, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing (i) through (vi) shall include any securities, exposure to which is held in derivative form;

(e) the term “Controlled Affiliate” means (i) as applied to the Liberty Parties, any Person that is “controlled” by Steven Mnuchin and (ii) as applied to the Mammoth Parties, any Person that is “controlled” by Mark H. Rachesky, in either case as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(f) the term “Financial Institution” means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Hedging Transactions without the purpose of influencing or controlling the management or policies of the Person that issued the equity securities pledged in such Hedging Transaction;

(g) the term “Hedging Counterparty” means any Financial Institution acting as counterparty in connection with a Hedging Transaction;

(h) the term “Hedging Transaction” means any forward, put, call, collar, or other transaction pursuant to which any Person seeks to hedge its exposure to changes in the market price of any Company Securities (including to finance, or refinance, the acquisition or holding by an Investor Party or any of its Affiliates of any Company Securities);

(i) the term “Independent” means that such person qualifies as independent of the Company under all applicable listing standards, rules of the SEC and publicly disclosed standards used by the Board in determining the independence of the Company’s directors;

(j) the term “net long position” has the meaning given in Rule 14e-4 under the Exchange Act;

(k) the terms “Person” or “Persons” “person” and ‘persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(l) [Reserved];

(m) the term “Representatives” means a party’s directors, principals, members, general partners, managers, officers, employees, agents and other representatives;

(n) the term “SEC” means the U.S. Securities and Exchange Commission;

(o) the term “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided, that none of the Company or any Subsidiary or Controlled Affiliate of the Company shall be considered a Subsidiary of any of the Investor Parties (or any of their Affiliates) for purposes of this Agreement;

(p) the term “Subsidiary Securities” means (i) the common stock of any Subsidiary of the Company, (ii) securities convertible or exercisable into, or exchangeable for, common stock of any such Subsidiary, (iii) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (iv) any other equity or equity-linked security issued by such Subsidiary, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing (i) through (vi) shall include any securities, exposure to which is held in derivative form; and

(q) the term “Voting Securities” means Common Shares entitled to vote in the election of directors of the Company and all other securities of the Company entitled to vote in the election of directors of the Company.

9. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard to this Agreement shall be in writing and shall be deemed validly given, made or served, if both (and not one of) (a) given by email, when such email is sent to the email address set forth below and receipt of such email is acknowledged, and (b) given by any other means, when actually received during normal business hours at the address specified in this Section 9:

if to the Company:

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Bruce Tobey

Email: btobey@lionsgate.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Mark A. Stagliano

Email: MAStagliano@wlrk.com

if to the Liberty Parties:

c/o Liberty 77 Capital L.P.

2099 Pennsylvania Ave NW

Washington, DC, 20006

Attention: Joseph Clark

Email: joseph@libertycapitallp.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Ray Russo

Email: rrusso@paulweiss.com

if to the Mammoth Parties:

c/o MHR Fund Management LLC

40 West 57th Street

Floor 24

New York, New York 10019

Attention: Janet Yeung

Email: Jyeung@mhrfund.com

with a copy to:

Clifford Chance

Two Manhattan West

375 9th Avenue

New York, New York 10001

Attention: David I. Schultz

Email: David.Schultz@cliffordchance.com

10. Expenses. All fees, costs and expenses incurred in connection with this Agreement and all matters related to this Agreement shall be paid by the party incurring such fees, costs or expenses.

11. Fiduciary Duties. Nothing in this Agreement will be deemed to limit (a) the exercise in good faith by any director on the Board, including a director appointed by any Liberty Party or Mammoth Party, of their respective fiduciary duties solely in their capacity as directors of the Company or (b) any communications that: (x) the New Liberty Director acting in its capacity as such, or (y) any director appointed, nominated, selected or proposed by any Mammoth Party under the Investor Rights Agreement acting in its capacity as such, in either case, may have with any other director or executive officer of the Company.

12. Specific Performance; Remedies; Venue.

(a) The Company and the Investor Parties acknowledge and agree that irreparable injury to any other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Investor Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Furthermore, the Company and each Investor Party agrees that (1) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; (2) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (3) the breaching party agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. This Agreement will be governed in all respects, including validity, interpretation and effect, by the laws of the state of Delaware without giving effect to the choice of law principles of such state.

(b) The Company and each Investor Party (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal or other state courts located in Wilmington, Delaware), (B) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such courts, (C) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (D) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (E) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.

13. Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal or otherwise in violation of applicable law or the rules and regulations of any applicable national stock exchange, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

14. Termination. This Agreement shall terminate with respect to the Investor Parties upon the earlier of (i) the consummation of any merger, sale, or similar transaction pursuant to which any person acquires, directly or indirectly, voting securities of the Company representing more than 50% of the total voting power of the Company or acquires all or substantially all of the assets of the Company or its subsidiaries, (ii) the expiration of the Restricted Period, and (iii) upon notice from the Liberty Parties, in the event that Steven Mnuchin is not elected to the Board at the Next Annual Meeting. In addition, all rights and powers of the Liberty Parties under this Agreement shall terminate upon the occurrence of a Liberty Director Termination Event. Notwithstanding the foregoing or anything else to the contrary in this Agreement, this Agreement may be terminated upon the written agreement of the Liberty Parties and Mammoth; provided, however, that any such termination of the provisions in Section 2 of this Agreement shall occur only with the mutual consent of the Company. Upon the termination of this Agreement as it applies to any party hereto, this Agreement shall have no further force and effect. Notwithstanding the foregoing, Sections 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 hereof shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

15. Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer images (such as .pdf), each of which will be deemed to be an original copy of this Agreement.

16. Affiliates. Each of the Investor Parties agrees that it will cause its Affiliates to comply with the terms of this Agreement, as if such Affiliate were a party hereto.

17. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Company and the Investor Parties and is not enforceable by any other persons.

18. Assignment. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties, and any assignment in contravention hereof will be null and void; provided that any Mammoth Party may assign its rights or delegate its obligations under this Agreement to any of its Controlled Affiliates, provided that such Controlled Affiliate agrees in writing to be bound by the terms of this Agreement, whereupon such Controlled Affiliate shall be deemed to be a Mammoth Party for all purposes of this Agreement; provided further that any Liberty Party may assign its rights or delegate its obligations under this Agreement to any of its Controlled Affiliates, provided that such Controlled Affiliate agrees in writing to be bound by the terms of this Agreement, whereupon such Controlled Affiliate shall be deemed to be a Liberty Party for all purposes of this Agreement.

19. No Waiver. No failure or delay by any party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

20. Several Liability. The obligations of the Investor Parties under this Agreement are several and not joint with the obligations of any other Investor Party, and no Investor Party shall be responsible in any way for the performance or non-performance of the obligations of any other Investor Party. In the event of any damages arising out of the breach of this Agreement by two or more Investor Parties, each Investor Party shall be responsible only for the portion of such damages arising from such Investor Party’s own breach.

21. Entire Understanding; Amendments; Waivers. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company, the Liberty Parties and Mammoth. Any provision of Section 3 may be waived upon the written consent of each of the Liberty Parties and Mammoth.

22. Interpretation and Construction. Each of the Company and each Investor Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Investor Party, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. References to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

23. Acknowledgement. The Liberty Parties and the Mammoth Parties acknowledge and agree that neither the Liberty Parties nor the Mammoth Parties have, as of the date of this Agreement, entered into or undertaken any negotiations, agreements (whether written or oral), proposals, arrangements, understandings, transactions or other activities with each other with respect to any acquisition of or offer to acquire securities of the Company or, other than as set forth in Section 3 of this Agreement, the exercise of any voting rights attaching to any security of the Company.

24. Outside Activities. Each of the Investor Parties, the New Liberty Director, any Mammoth Director and any of its and their respective Affiliates may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company and its Subsidiaries, and may provide advice and other assistance to any such investment, business venture or Person, (ii) the Company and its Subsidiaries shall have no rights in and to such investments, business ventures or Persons or the income or profits derived therefrom, and (iii) the pursuit of any such investment or venture, even if competitive with the business of the Company and its Subsidiaries, shall not be deemed wrongful or improper. None of the Investor Parties, the New Liberty Director, any Mammoth Director or any of its or their respective Affiliates shall be obligated to present any particular investment or business opportunity to the Company or its Subsidiaries even if such opportunity is of a character that, if presented to the Company or its Subsidiaries, could be pursued by the Company or its Subsidiaries, and the Investor Parties, the New Liberty Director, any Mammoth Director and any of its and their respective Affiliates shall have the right to pursue for their own accounts (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date of this Agreement.

LIBERTY PARTIES

LIBERTY 77 CAPITAL L.P.

By:	Liberty 77 Capital Partners L.P.,
its general partner

By:	Liberty Capital L.L.C.,
its general partner

By:	/s/ Steven Mnuchin
Name:	Steven Mnuchin
Title:	Authorized Signatory

LIBERTY 77 FUND L.P.

By:	Liberty 77 Capital GenPar L.P.
its general partner

By:	Liberty 77 Capital UGP L.L.C.,
its general partner

By:	/s/ Steven Mnuchin
Name:	Steven Mnuchin
Title:	Authorized Signatory

LIBERTY 77 FUND INTERNATIONAL L.P.

By:	Liberty 77 Capital GenPar L.P.
its general partner

By:	Liberty 77 Capital UGP L.L.C.,
its general partner

By:	/s/ Steven Mnuchin
Name:	Steven Mnuchin
Title:	Authorized Signatory

[Signature Page to Governance, Standstill and Voting Agreement]

THE COMPANY

LIONSGATE STUDIOS CORP.

By:	/s/ Bruce Tobey
	Name:	Bruce Tobey
	Title:	General Counsel

2

MAMMOTH PARTIES

MHR FUND MANAGEMENT LLC

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By: MHR ADVISORS LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By: MHR ADVISORS LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By: MHR INSTITUTIONAL ADVISORS II LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

3

MHR INSTITUTIONAL PARTNERS IIA LP

By: MHR INSTITUTIONAL ADVISORS II LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS III LP

By: MHR INSTITUTIONAL ADVISORS III LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS IV LP

By: MHR INSTITUTIONAL ADVISORS IV LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

4

Schedule A (page 1 of 2)

Liberty Party*	Beneficial Ownership

Liberty 77 Capital L.P.	37,548,125 Common Shares

Liberty 77 Fund L.P.	8,136,437 Common Shares

Liberty 77 Fund International L.P.	29,411,688 Common Shares

*

Certain affiliates of the Liberty Parties may be deemed to have beneficial ownership of the Common Shares beneficially owned by the Liberty Parties. For more information, please see the Schedule 13D, as amended, filed with the SEC by the Liberty Parties and their affiliates.

A-1

Schedule A (page 2 of 2)

Mammoth Party*	Beneficial Ownership

MHR Capital Partners Master Account LP (“Master Account”)	2,385,199 Common Shares

MHR Capital Partners (100) LP (“Capital Partners 100”)	310,381 Common Shares

MHR Institutional Partners II LP (“Institutional Partners II”)	1,469,450 Common Shares

MHR Institutional Partners IIA LP (“Institutional Partners II”)	3,701,988 Common Shares

MHR Institutional Partners III LP (“Institutional Partners II”)	25,173,882 Common Shares

MHR Institutional Partners IV LP (“Institutional Partners II”)	4,607,598 Common Shares

MHR Fund Management LLC	37,648,498 Common Shares **

*

Certain affiliates of the Mammoth Parties may be deemed to have beneficial ownership of the Common Shares beneficially owned by the Mammoth Parties. For more information, please see the Schedule 13D, as amended, filed with the SEC by the Mammoth Parties and their affiliates. In addition, Mark H. Rachesky may be deemed to beneficially own 37,889,986 Common Shares. This number consists of (a) all of the Common Shares beneficially owned by the other Mammoth Parties and (b) 251,488 Common Shares held directly.

**	This number consists of all of the Common Shares beneficially owned by the other Mammoth Parties.

2